                                                                Exhibit 5.1
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August 16, 2005

Providence and Worcester Railroad Company

RE:      2005  Registration  Statement  on Form S-8 for  Issuance  of  Shares  under All  Star/Anniversary  Safety
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         Incentive Plan.
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Ladies and Gentlemen:

We have acted as counsel to Providence and Worcester  Railroad Company,  a Rhode
Island corporation (the "Company"), in connection with the filing by the Company of the Registration  Statement on Form S-8 (the  "Registration  Statement") with
the  Securities  and  Exchange   Commission  relating  to  the  registration  of
Twenty-Five  Thousand  (25,000) shares of the Company's  common stock, par value
$0.01 per share (the "Common  Stock"),  issuable  pursuant to the  Company's All
Star/Anniversary Safety Incentive Plan, as amended (the "Plan").

In  connection  with this opinion,  we have  examined the Company's  Articles of
Incorporation, the By-laws of the Company, the Registration Statement, corporate proceedings  of the Company  relating to the issuance of the Common  Stock,  the
Plan and such other  instruments  and documents as we have deemed relevant under the circumstances.

In making the  aforesaid  examination,  we have assumed the  genuineness  of all signatures and the conformity to original  documents of all copies  furnished to us as original or photostatic copies.

Based upon and subject to the  foregoing,  we are of the opinion that the Common
Stock  which may be issued  under  the Plan has been  duly  authorized  and when issued in accordance  with the terms of the Plan will be validly  issued,  fully paid and non-assessable.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration  Statement.  This opinion is rendered to you in connection with the  Registration  Statement,  and  except  as  consented  to in  the  preceding sentence,  may not be  relied  upon or  furnished  to any  other  person  in any context.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required  under Section 7 of the Securities
Act of  1933  or the  rules  and  regulations  of the  Securities  and  Exchange
Commission thereunder.

Very truly yours,

/s/ Hinckley, Allen & Snyder LLP